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                        HUNTSMAN PACKAGING CORPORATION

                           OFFER FOR ALL OUTSTANDING
                   91/8% SENIOR SUBORDINATED NOTES DUE 2007
                                IN EXCHANGE FOR
                   91/8% SENIOR SUBORDINATED NOTES DUE 2007
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933


To Our Clients:

     Enclosed for your consideration is a Prospectus, dated __________, 1998 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Huntsman Packaging Corporation ("Huntsman Packaging") to exchange its 91/8% Senior Subordinated Notes due 2007 (the "New Notes") which have been registered under the Securities Act of 1933 for its outstanding 91/8% Senior Subordinated Notes due 2007 (the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of Huntsman Packaging contained in the Registration Rights Agreement dated as of September 19, 1997, by and among Huntsman Packaging and the other signatories thereto.

     This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on __________, _____________________, 1998, unless extended by Huntsman Packaging. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     Your attention is directed to the following:

         1. The Exchange Offer is for any and all Old Notes.

         2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer -- Conditions to the Exchange Offer."

         3. Any transfer taxes incident to the transfer of Old Notes from the holder to Huntsman Packaging will be paid by Huntsman Packaging, except as otherwise provided in the Instructions in the Letter of Transmittal.

         4. The Exchange Offer expires at 5:00 p.m., New York City time, on __________, ______________, 1998, unless extended by Huntsman Packaging.

     If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.

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                INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Huntsman Packaging Corporation with respect to its Old Notes.

     This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     Please tender the Old Notes held by you for my account as indicated below:

                                                     AGGREGATE PRINCIPAL AMOUNT
                                                           OF OLD NOTES

9 1/8% Senior Subordinated Notes due 2007......________________________________

[ ]  Please do not tender any Old Notes held
     by you for my account.

Dated _______________________, 1998            ________________________________


                                               ________________________________
                                                        Signature(s)


                                               ________________________________

                                               ________________________________

                                               ________________________________
                                                   Please print name(s) here


                                               ________________________________

                                               ________________________________

                                               ________________________________
                                                         Address(es)
                                                     Include Zip Code


                                               ________________________________
                                                Area Code and Telephone Number


                                               ________________________________
                                                     Tax Identification or
                                                    Social Security No(s).

     None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon will constitute an instruction to us to tender all the Old Notes held by us for your account.

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